UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 17, 2018

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On October 17, 2018, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) issued a further reminder to the holders of the outstanding warrants to purchase common stock of JPMorgan Chase that the warrants will expire on Sunday, October 28, 2018. Because this expiration date is not a trading day on the New York Stock Exchange (“NYSE”), the warrants will not be exercisable after the cutoff time for exercises on Friday, October 26, 2018 set by the Depository Trust & Clearing Corporation (“DTCC”).

The NYSE has notified the Firm that it will suspend trading in the warrants after the close of trading on Tuesday, October 23, 2018 so that all trades can be settled by Friday, October 26, 2018. Any warrant not exercised prior to DTCC’s cutoff time on October 26, 2018 will expire and become void, and the holder will not receive any shares of JPMorgan Chase common stock.

A copy of the press release relating to this reminder is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
99	JPMorgan Chase & Co. Press Release dated October 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Jordan A. Costa
Jordan A. Costa
Managing Director

Dated:	October 17, 2018

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